                                   Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

                                   Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------



   The Board of Directors
   Center Banks Incorporated:


   We consent to incorporation by reference in the registration statement Nos. 33-37281, 33-37282, 33-92198 and 333-20445 on Form S-8 and 333-18287 on Form
   S-3 of Center Banks Incorporated of our report dated January 10, 1997, relating to the consolidated balance sheets of Center Banks Incorporated and subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report has been incorporated by reference in the December 31, 1996 annual report on Form 10-K of Center Banks Incorporated.


         /s/ KPMG Peat Marwick


   Syracuse, New York
   March 26, 1997